Longabaugh Law Offices 2245C Renaissance Drive Las Vegas, NV 89119 Phone: (702) 967-6800 Fax: (702) 967-6789	Marvin L. Longabaugh, Esq. Jack W. Fleeman, Esq. http:\\www.longabaughlaw.com

EXHIBIT 5.1

February 11, 2008

Wishart Enterprises Limited
#108-2940 Louise Street
Saskatoon, Saskatchewan S7J 5K2
Canada

Re:      Wishart Enterprises Limited, Registration Statement on Form SB-2

Ladies and Gentlemen:

This firm has acted as counsel for Wishart Enterprises Limited, a Nevada corporation (the “Company”), in connection with the preparation of the registration statement on Form SB-2 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relation to the offering of 515,000 shares held by the selling shareholders described in the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company’s Articles of Incorporation; (c) the Company’s Bylaws; (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof.  In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the 515,000 shares of common stock to be sold by the selling shareholders are validly issued, fully paid and non-assessable.

This opinion is based on Nevada general corporate law, including the statutory provision, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Very truly yours,

/s/ Marvin L. Longabaugh
MARVIN L. LONGABAUGH, Esq.
MLL/ksw

Longabaugh Law Offices 2245C Renaissance Drive Las Vegas, NV 89119 Phone: (702) 967-6800 Fax: (702) 967-6789	Marvin L. Longabaugh, Esq. Jack W. Fleeman, Esq. http:\\www.longabaughlaw.com

EXHIBIT 23.2

February 11, 2008

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Wishart Enterprises Limited.

Very truly yours,

/s/ Marvin L. Longabaugh
MARVIN L. LONGABAUGH, Esq.
MLL/ksw